Exhibit 10.16
Execution Version

To:	Atmel SARL as the borrower under the Facility Agreement defined below (the “Borrower”)

Atmel Corporation as a guarantor and as the US parent of the Borrower (the “US Parent”)

Atmel Switzerland SARL as a guarantor (a “Guarantor” and, together with the US Parent, the “Guarantors”)

From:	Bank of America, N.A. as facility agent under the Facility Agreement (the “Facility Agent”)
06 November 2009
Dear Sirs
FACILITY AGREEMENT AMENDMENT AND WAIVER (THE “AMENDMENT LETTER”)
1. DEFINITIONS
     (a) We refer to a US$165,000,000 facility agreement dated 15 March 2006 between, among others, (1) the Borrower, (2) the Guarantors, (3) the Lenders party thereto, (4) the Facility Agent and (5) Bank of America, N.A. as Security Agent (as amended, supplemented, varied, novated and/or restated from time to time, the “Facility Agreement”).
     (b) The Borrower has asked us to waive the obligation of the US Parent under Clause 21.1 (Fixed Charge Coverage Ratio) of the Facility Agreement not to permit the Fixed Charge Coverage Ratio for the Relevant Period ending on 30 September 2009 (only) to fall below 1.10:1 with further background as set out in the letter dated 30 October 2009 from the US Parent to the Facility Agent (the “Waiver Request”).
     (c) Unless otherwise defined, terms defined in the Facility Agreement have the same meaning in this letter. Clause references herein are to clauses of the Facility Agreement.
2. WAIVER
     Subject to the terms of this Amendment Letter and acting on the instructions of the Majority Lenders, we hereby consent to the Waiver Request and, accordingly, waive (a) the application of Clause 21.1 (Fixed Charge Coverage Ratio) solely for the Relevant Period ending on 30 September 2009 (the “Waiver”) and (b) any Event of Default that arose (if any) as a result of failure to comply with Clause 21.1 for such Relevant Period.

3. AMENDMENT
     It is a condition to the grant of the Waiver that the Facility Agreement be amended as set out below (the “Amendment”). Subject to the terms of this Amendment Letter, the Facility Agent (acting on the instructions of the Majority Lenders and in accordance with paragraph (b) of Clause 31.1 (Required Consents)) and the Borrower (by countersigning this Amendment Letter) hereby acknowledge and agree that:
     (a) Clause 1.1 (Definitions) shall be amended by inserting the following additional definition in alphabetical order:
          ““Net Available Cash” means the aggregate amount of freely available cash and Cash Equivalents owned by the Group that would be reported on the balance sheet of the US Parent in accordance with Approved Accounting Principles, less:
(a) any cash or Cash Equivalents subject to an Encumbrance other than Permitted Encumbrances arising under paragraphs (a), (b), (d) and/or (e) of such definition; and
(b) the amount of any Indebtedness owing by the Group to any person (other than another member of the Group);”; and
     (b) Clause 18.8 (Collateral Reporting) shall be amended by inserting a new paragraph (e) in such Clause as follows:
     “(e) as soon as practicable and in any event not later than the twentieth day following the last day of the preceding month and at such other times as the Facility Agent may request), the determination of Net Available Cash showing background calculations and a breakdown of the balances between cash and Cash Equivalents that would be reported on the balance sheet of the US Parent in accordance with Approved Accounting Principles and the amount of Group Indebtedness.”; and
     (c) Clause 22.1 (Events of Default) shall be amended by inserting a new Event of Default as paragraph (s) of such Clause as follows:
“(s)	Minimum Balance. If, as at the close of business on any day:

(i)	the Dollar Equivalent of the Net Available Cash is lower than US$200,000,000; and

(ii)	the Dollar Equivalent of the Total Outstandings of the Borrower exceeds 90% of either (x) its Borrowing Base Availability or (y) the Total Commitments.”
4. COMMITMENT CANCELLATION
     It is a condition to the grant of the Waiver that the Borrower cancels the Available Facility by US$40,000,000 (the “Commitment Cancellation”). Accordingly, by countersigning a copy of this Amendment Letter, the Borrower:
          (a) hereby irrevocably and unconditionally gives written notice of the cancellation of the Available Facility (with the corresponding cancellation of the Available Commitment of the Lenders on a pro rata basis) in an aggregate amount equal to US$40,000,000 in accordance with the provisions of Clause 8 (Cancellation);

          (b) confirms that the Commitment Cancellation shall occur five Business Days following the date on which it countersigns this Amendment Letter; and
          (c) confirms that from the date of this Amendment Letter to the effectiveness of the Commitment Cancellation, it shall not and shall not be entitled to submit a Utilisation Request with respect to the portion of the Available Facility to be cancelled.
5. CONDITIONS
     The Amendment and Waiver shall be effective on and from the date on which we, in our capacity as Facility Agent confirm receipt of a copy of this Amendment Letter duly counter-signed on behalf of the Borrower and the Guarantors (in form and substance satisfactory to us).
6. RESERVATION OF RIGHTS
          The waivers and amendments contained in this Amendment Letter are given strictly on the basis of the terms of this letter and without prejudice to the rights of the Finance Parties. Nothing in this Amendment Letter shall be deemed to constitute a waiver of any Default or any further amendment or consent under any Finance Document whatsoever. The terms of the Finance Documents remain in full force and effect save as expressly amended by this letter.
7. REPRESENTATIONS
     The Borrower and each Guarantor by countersigning this Amendment Letter hereby confirms that on the date of this Amendment Letter each of the representations and warranties listed in paragraph (e) of Clause 17.1 (Representations and Warranties) or stated to repeat in accordance with Clause 17.2 (Repetition) with respect to the facts and circumstances then existing:
     (a) are true and correct; and
     (b) would also be true and correct if references to the Facility Agreement were construed as references to the Facility Agreement as amended by this Amendment Letter.
8. FEES
     Within 10 days of the date of this Amendment Letter the Borrower shall make:
     (a) payment to the Facility Agent in cleared funds of a waiver fee in an aggregate amount of US$50,000 for the account of the Lenders on a pro rata basis; and
     (b) payment of all agreed fees, costs and expenses owing by the Borrower to the Facility Agent and its Swiss and English law legal advisers in connection with this Amendment Letter or otherwise which remain owing in accordance with the Finance Documents.
     Failure by the Borrower to comply with the terms of this clause shall constitute an Event of Default under the Facility Agreement.

9. STATUS OF DOCUMENTS
     By countersigning this Amendment Letter, the Borrower and the Guarantors each hereby confirms its agreement to the terms of this Amendment Letter and further confirms that its obligations under the Finance Documents (including, without limitation, the guarantees and security (including the priority of ranking of such security) provided thereby) shall continue in full force and effect.
10. MISCELLANEOUS
     (a) This Amendment Letter is designated as a Finance Document.
     (b) This Amendment Letter may be executed in counterparts (whether by fax or otherwise, but if by fax with the original signed letter being promptly sent to the other party hereto) and all such counterparts taken together shall constitute one and the same instrument.
     (c) If any provision of this Amendment Letter is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be effected or impaired in any way.
     (d) The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Amendment Letter and no person other than the parties to this Amendment Letter shall have any rights under it.
     (e) This Amendment Letter shall be governed by English law. The provisions of Clause 40 (Jurisdiction) of the Facility Agreement will apply to Amendment Letter muiatis mutandis.
Yours faithfully

/s/ Jeffrey J. White, Senior Vice President
For and behalf of
BANK OF AMERICA, N.A. (as Facility Agent, acting for and on behalf of, and on the instructions of, the Majority Lenders)

We hereby acknowledge and agree to the terms of the above:

/s/ Steven Laub
for and on behalf of
ATMEL SARL as Borrower

/s/ Steven Laub
for and on behalf of
ATMEL CORPORATION as US Parent and Guarantor

/s/ Steven Laub
for and on behalf of
ATMEL SWITZERLAND SARL as Guarantor